Exhibit 10(c)

COLLATERAL TRUST AGREEMENT

THIS COLLATERAL TRUST AGREEMENT (this “Trust Agreement”), dated as of February 27, 2006, is entered into between and among NHSA JPS LLC, a Delaware limited liability company (“NHSA JPS”), THE FIRST AMERICAN CORPORATION, a California corporation (“Lender”), and UNION BANK OF CALIFORNIA, N.A., a national banking association, as corporate trustee (“Trustee”).

W I T N E S S E T H:

WHEREAS, Lender intends to make a Loan to NHSA JPS pursuant to that certain Loan Agreement dated as of even date herewith between NHSA JPS and Lender (the “Loan Agreement”) and in consideration for the issuance by NHSA JPS to Lender of NHSA JPS’s Note;

WHEREAS, all capitalized terms undefined herein but defined in the Loan Agreement shall have the same meaning herein as therein; and

WHEREAS, Lender and NHSA JPS desire that a certain amount of the Loan proceeds be deposited with and held and invested by the Trustee under and pursuant to the terms of this Trust Agreement pending disbursement by the Trustee in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration and as an inducement to Lender to make the Loan and for the benefit of Lender, the parties hereto agree as follows:

Section 1.	INVESTMENT OF LOAN PROCEEDS

1.1. Delivery to Trustee. NHSA JPS shall deposit the proceeds of the Loan in an account (the “Loan Loss Reserve Account”) with the Trustee in accordance with Section 2.5 of the Loan Agreement; provided, however, that the Loan proceeds disbursed to NHSA JPS as the Working Capital Advance shall not be required to be deposited with the Trustee unless NHSA JPS re-borrows such funds pursuant to the Loan Agreement, in which event such funds shall also be deposited with the Trustee in accordance with Section 2.5 of the Loan Agreement. From time to time, NHSA JPS may invest such amounts in Qualified Investments (as defined on Exhibit A attached hereto). The Loan proceeds shall be held in trust by the Trustee for the benefit of Lender upon the terms and conditions herein set forth.

The Trustee shall hold all Loan proceeds and Qualified Investments in its name, as Trustee, and shall collect the income and proceeds thereof and invest and reinvest the same. Unless an Event of Default under the Loan Agreement, the Note or this Trust Agreement shall occur and be continuing beyond any applicable notice and cure period, NHSA JPS shall be entitled to direct the Trustee from time to time to invest or reinvest such amounts, or the income therefrom, in such government securities and certificates of deposit that are Qualified Investments as NHSA JPS shall direct. The Trustee shall not be liable or responsible for any loss resulting from any investment, reinvestment or sale pursuant to this Section 1.1. All investment directions to Trustee from NHSA JPS shall be in writing, and in advance of the time when investment or reinvestment will be necessary. To the extent such directions are not supplied, or to the extent there are uninvested monies, Trustee shall invest the monies in the funds and accounts established hereunder in the Blackrock T-fund money market investment account.

The Trustee shall maintain individual files on each Qualified Investment, and NHSA JPS and Lender shall each have access to such files at reasonable times and as often as may be reasonably requested.

1.2. NHSA JPS’s Rights Prior to Default. So long as there is not a continuing Event of Default under the Loan Agreement, the Note or this Trust Agreement, NHSA JPS shall be entitled to receive all of the interest, principal and any other income accruing from the Loan proceeds and Qualified Investments and all sums on account of principal thereon.

So long as there is no continuing Event of Default under the Loan Agreement, the Note or this Trust Agreement, NHSA JPS may from time to time, upon written application to the Trustee, withdraw all or any part of the Loan proceeds and Qualified Investments then being held by the Trustee under the terms hereof, provided that after giving effect to such withdrawal and any concurrent deposit by NHSA JPS of funds with the Trustee, the aggregate amount of Loan proceeds and Qualified Investments remaining in the Loan Loss Reserve Accounts shall be not less than 100% of the aggregate principal amount plus accrued interest then outstanding under the Loan (which amount shall not include the Working Capital Advance unless and until such amount is re-borrowed by NHSA JPS pursuant to Section 2.5(A)(ii) of the Loan Agreement). This provision may be enforced by either Lender or Trustee.

In connection with any withdrawal of Loan proceeds or Qualified Investments or Advance pursuant to the Loan Agreement, NHSA JPS shall deliver to the Trustee and Lender a certificate of an authorized signatory of NHSA JPS, substantially in the form attached as Exhibit B to this Trust Agreement, which states that no event exists which would under the Loan Agreement, this Trust Agreement or the Note constitute an Event of Default under the Loan Agreement, this Trust Agreement or the Note.

1.3. Trustee’s Duties Upon Default by NHSA JPS. Upon the occurrence of an Event of Default under the Loan Agreement or this Trust Agreement or the Note, or upon an event which would with giving of notice to Trustee or NHSA JPS or both constitute such an Event of Default of which the Trustee is aware or of which the Trustee has been informed, the Trustee shall immediately notify Lender, or its successors and assigns, in the manner specified in Section 3.5 below, that an Event of Default, or an event which would with the giving of notice to Trustee or NHSA JPS or both constitute such an Event of Default, has occurred, and until such Event of Default or deemed Event of Default is cured as provided for in the Loan Agreement or this Trust Agreement or the Note, and upon the written direction of Lender and for the benefit of the Lender:

(a) Commencing immediately and continuing until such Event of Default is cured or until the termination of the trust created hereby, whichever first occurs, the Trustee shall be entitled to collect and receive all interest or other income accruing from the Loan proceeds and Qualified Investments, and all sums on account of principal thereon, and all such amounts collected or received by NHSA JPS as the agent of the Trustee, shall, without demand, forthwith be paid by NHSA JPS to the Trustee.

(b) The Trustee shall, and NHSA JPS hereby authorizes the Trustee to, take all steps necessary to effectuate the transfer of the Loan proceeds and Qualified Investments to the name of the Trustee. NHSA JPS hereby appoints the Trustee as NHSA JPS’s attorney-in-fact, coupled with an interest, to execute any documents and perform any acts necessary to effectuate the intended purposes of this Section. NHSA JPS further agrees to execute any documents and perform any acts reasonably necessary to effectuate such transfer promptly upon demand of the Trustee.

(c) The Trustee shall apply all interest and other income received from the Loan proceeds and Qualified Investments, and all sums on account of principal thereon, first to the payment of the fees and expenses of the Trustee; and second, to the payment of all outstanding amounts due from NHSA JPS to Lender under the Note, whether by acceleration or otherwise, to be applied by Lender as set forth in Section 8.3 of the Loan Agreement.

Section 2.	EVENTS OF DEFAULT.

2.1. Events of Default. Events of Default, as used herein, means any one or more of the following events by NHSA JPS or its Affiliate:

(a) Default in the performance of any obligation of NHSA JPS hereunder pursuant to the terms hereof; or

(b) The occurrence of an Event of Default as defined in the Loan Agreement or the Note.

Notwithstanding anything set forth in this Trust Agreement or Sections 8.1(A) and 8.1(B) of the Loan Agreement to the contrary, it shall not be an Event of Default hereunder unless and until NHSA JPS fails to make any payment required to be made under the terms of the Note, the Loan Agreement or this Agreement and such failure continues unremedied for a period of ten (10) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to NHSA JPS by Lender. Notwithstanding anything set forth in this Trust Agreement to the contrary, it shall not be an Event of Default hereunder unless and until NHSA JPS fails duly to observe or perform in any material respect any of the non-payment covenants or agreements on the part of NHSA JPS in the Note, the Loan Agreement or this Trust Agreement and such failure continues unremedied for a period of thirty (30) days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to NHSA JPS by Lender, unless such default is not reasonably susceptible to being cured within such time period, in which event, such time as may be reasonably required to cure the same, provided that NHSA JPS has commenced such cure within fifteen (15) days of such notice, and thereafter diligently prosecutes such cure to completion within one hundred twenty (120) days from such notice.

Section 3.	INTENTIONALLY OMITTED.

Section 4.	THE TRUSTEE

4.1. Terms and Conditions of Trust. The Trustee accepts the trust created hereby upon the terms and conditions hereof, including the following, to all of which the parties hereto agree:

(a) The Trustee may execute any of the Trustee’s powers hereof and perform any duty hereunder either directly or by or through its agents or attorneys.

(b) The Trustee may consult with counsel, selected by or satisfactory to it, and the Trustee shall be fully protected in respect of any action taken, omitted or suffered by them hereunder in good faith and in accordance with an opinion of such counsel.

(c) In any foreclosure, receivership, bankruptcy, insolvency, liquidation, reorganization, readjustment or other proceeding involving NHSA JPS, its creditors or its property, the Trustee may file from time to time one or more claims as a creditor thereof for its expenses, liabilities incurred in good faith and without negligence, and advances (including the reasonable compensation and expenses of its counsel and of persons not regularly in its employ and engaged by it in connection with the proceeding) made or incurred by the Trustee in the execution of the trust created hereby and in the exercise and performance of any of the powers or duties of the Trustee hereunder and for which NHSA JPS is liable hereunder.

(d) Whenever in the administration of the trust created hereby the Trustee shall deem it necessary or desirable that a matter be proved or established in connection with the Trustee’s taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved or established, with respect to the Trustee’s responsibilities only, by written statement delivered to the Trustee by NHSA JPS or Lender, as applicable, and the same shall be full warrant to the Trustee for any action taken, suffered or omitted by it in good faith in reliance thereon.

(e) The Trustee may rely and shall be protected in acting upon any certified resolution, officers’ certificate, opinion of counsel, statement, certificate, instrument, opinion, report, notice, request, consent, order, note or other paper or document believed by Trustee in good faith to be genuine and to have been signed and presented by the proper party or parties.

(f) All monies received by the Trustee hereunder or pursuant hereto shall be held as a trust deposit for the purposes for which they are paid or are held and shall be invested as provided for in this Trust Agreement, provided, however, that the Trustee shall not be under any liability for interest or other return on any such monies, except as provided herein or as it may otherwise agree in writing with NHSA JPS to pay thereon.

(g) The Trustee shall be obliged to perform such duties and only such duties as are specifically set forth herein and no obligation shall be implied against the Trustee. The Trustee shall perform its duties with the same degree of care and prudence as a corporate trustee would in the conduct of its own affairs and in material compliance with all applicable laws and regulations.

(h) The Trustee may acquire and hold indebtedness of NHSA JPS and otherwise deal with NHSA JPS in the same manner and to the same extent and with like effect as though it were not the Trustee hereunder.

(i) Except as otherwise provided herein, the Trustee shall not be required to ascertain or inquire as to the performance of any of the covenants or agreements of NHSA JPS contained in the Loan Agreement or this Trust Agreement or the Note. In the absence of written notice received by the Trustee from NHSA JPS or Lender or any other appropriate party, as to the occurrence of an Event of Default, the Trustee shall not be required to take notice, or be deemed to have knowledge, of the occurrence of any Event of Default unless and until the Trustee has actual knowledge or it shall have been specifically notified in writing of the occurrence of any such Event of Default.

(j) Trustee shall receive compensation from NHSA JPS for its services in accordance with the Fee Schedule attached hereto as Exhibit C.

(k) NHSA JPS agrees to indemnify and hold Trustee, its officers, directors, employees and agents (collectively, “Indemnified Parties”) harmless from all loss, cost, damages, expenses, liabilities, judgments and reasonable attorneys’ fees suffered or incurred by the Indemnified Parties or any of them arising out of or in connection with this Trust Agreement, except that this indemnity obligation shall not apply in the event of the negligence or willful misconduct of the Indemnified Parties or any of them. This indemnity obligation shall survive termination of this Trust Agreement and resignation or removal of the Trustee

4.2. Resignation; Removal. The Trustee may resign and be discharged of the trust hereby created by giving not less than sixty (60) days written notice to NHSA JPS and Lender, and such resignation shall take effect not less than sixty (60) days after the delivery of such notice. Lender may remove the Trustee by giving not less than sixty (60) days’ written notice to the Trustee, and such removal shall take effect not less than sixty (60) days after the delivery of such notice.

In case at any time the Trustee shall resign or shall be removed or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver or conservator of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of the Trustee. In the event of such a vacancy, a successor Trustee shall be appointed by Lender, provided, however, that until a new Trustee shall be appointed as aforesaid, NHSA JPS, by an instrument in writing executed by order of its Board of Directors, may appoint an interim Trustee to fill such vacancy until such new Trustee shall be appointed as hereinabove authorized. Any interim Trustee appointed by

NHSA JPS shall, immediately and without further act, be superseded by a Trustee appointed by Lender as above provided. Every successor Trustee appointed pursuant to this paragraph shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States of America or the State of California, having an office in the San Francisco Bay area and having a capital and surplus of not less than $50,000,000, if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms.

Any successor Trustee appointed hereunder shall execute and deliver to their predecessors, NHSA JPS and Lender an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of NHSA JPS, Lender or any successor Trustee, upon payment of their charges and disbursements then unpaid, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers, trusts and duties of such predecessor hereunder and shall deliver all securities and monies held by it hereunder to such successor Trustee.

If no appointment of successor Trustee shall have been made pursuant to the foregoing provisions of this paragraph within six (6) months after a vacancy shall have occurred in the office the Trustee, any holder of any interest in the Note or any party hereto may apply to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

Any corporation into which the Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, shall be the Trustee hereunder, provided it otherwise qualifies, without the execution or filing of any paper or any further act on the part of the parties hereto.

Section 5.	MISCELLANEOUS

5.1. Amendments. Any amendments or supplements must be in writing and must be executed by NHSA JPS, the Trustee, and Lender.

5.2. No Waiver; Consent. To be effective, waivers of any covenant, term or condition contained herein must be in writing executed by NHSA JPS and Lender and shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition, or of a breach of any other covenant, term or condition. No waiver of any default or breach of NHSA JPS hereunder shall be implied from any delay or omission by Lender or the Trustee to take action on account of such default. The consent or approval by Lender or the Trustee to or of any act by NHSA JPS shall not be deemed to waive or render unnecessary such consent or approval to or of any subsequent or other act.

5.3. No Unrelated Parties Benefited. This Trust Agreement is made and entered into for the sole protection and benefit of Lender, the Trustee, NHSA JPS and their respective successors and assigns, and no other persons or entities shall have any right of action hereon.

5.4. Defined Terms; Number and Gender; Captions. The capitalized terms used herein shall have the meanings assigned to such terms in this Trust Agreement unless otherwise defined herein or unless the context otherwise requires. All words in this Trust Agreement shall be deemed to include any number or gender as the context or sense of this Trust Agreement requires. The captions of the sections and paragraphs of this Trust Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

5.5. Notices. Any notice to be given hereunder by either party to the other party shall be delivered in the manner provided for in the Loan Agreement (of which Trustee hereby acknowledges receipt of a copy), provided, however, that any notice to Trustee shall be at the following address, unless changed pursuant to the terms of the Loan Agreement:

Trustee:	Union Bank of California, N.A. Corporate Trust Department 350 California Street, 11th Floor San Francisco, California 94104 Attention: Janese Tran Title: Assistant Vice President

5.6. Trustee’s Liability. Anything contained in this Trust Agreement or the Loan Agreement to the contrary notwithstanding, the Trustee will be liable to Lender or NHSA JPS for any and all damages arising from or in any way related to or connected with the Trustee’s negligence or willful or intentional misconduct in carrying out the duties imposed upon the Trustee by this Trust Agreement.

5.7 Assignment. This Trust Agreement may not be assigned by operation of law or otherwise, and any assignment without the prior written consent of all parties shall be deemed null and void.

5.8. Severability. Invalidation of any one or more of the provisions of this Trust Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

5.9. Governing Law. This Trust Agreement shall be construed and governed in accordance with the laws of the State of California.

5.10. Termination. Unless sooner terminated by the mutual written agreement of all parties hereto, this Trust Agreement shall terminate upon repayment of the Note. Upon any such termination all monies then held by the Trustee hereunder shall be paid over to NHSA JPS, subject to any claims of the Trustee or Lender or any other noteholder for amounts then owing under any of the foregoing instruments or documents, and the Trustee shall redeliver to NHSA JPS all of the Loan proceeds and Qualified Investments then held by the Trustee, and shall record or cause to be recorded such assignments and other documents as may be necessary to effectuate a transfer of all right, title and interest in the Loan proceeds and Qualified Investments to NHSA JPS. If at the time of termination of this Trust Agreement, the Trustee shall hold any income from the Loan proceeds and Qualified Investments, the Trustee, after deducting any sums then owed to it by NHSA JPS for fees or expenses, shall pay such income to NHSA JPS. The Trustee shall be reimbursed by NHSA JPS for any recordation or other expenses incurred in transferring the Loan proceeds and Qualified Investments to NHSA JPS at the termination of this Trust Agreement.

5.11. Remedies Cumulative. Except as otherwise stated in this Trust Agreement, the rights and remedies provided in this Trust Agreement are cumulative and not in the alternative, and are in addition to, and except as otherwise provided herein, without prejudice to any other rights and remedies hereunder or otherwise at law or in equity which might be available to a party.

5.12. Entire Agreement. This Trust Agreement, including the exhibits and schedules attached hereto, together with the certificates, documents and agreements to be delivered pursuant hereto, including the Note and Loan Agreement, constitute the entire agreement between the parties pertaining to the subject matter hereof, and all prior agreements, representations, discussions and negotiations between the parties pertaining to the subject matter hereof are superseded hereby.

5.13. Counterparts. This Trust Agreement may be executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, the undersigned have executed this Trust Agreement as of the date and year first above written by their duly authorized officers.

NHSA JPS:

NHSA JPS LLC, a Delaware limited liability company

By:	/s/ Mary Lee Widener

Name:	Mary Lee Widener
Its: Authorized Signatory

Trustee:

UNION BANK OF CALIFORNIA, N.A., a national banking association

By:	/s/ Janese Tran

Name:	Janese Tran
Its:	Assistant Vice President

Lender:

THE FIRST AMERICAN CORPORATION, a California corporation

By:	/s/ Craig I. DeRoy

Name:	Craig I. DeRoy

Its:	President

[SIGNATURE PAGE TO COLLATERAL TRUST AGREEMENT]